EXHIBIT 10.1








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                             NOTE PURCHASE AGREEMENT


                                 BY AND BETWEEN

                    CONTINENTAL BEVERAGE AND NUTRITION, INC.

                                       AND

                         CORNELL CAPITAL PARTNERS, L.P.



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                              Dated April 22, 2005

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                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of April, 2005, by and between Continental Beverage and Nutrition, Inc., a Delaware corporation (the "Company"), and Cornell Capital Partners, L.P. (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, an 8% senior secured convertible promissory note in the principal amount of $400,000 (the "Note"), in the form attached as Exhibit A hereto, pursuant to the provisions of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1.       Purchase and Sale of Note.
                  -------------------------

                  1.1 Issuance and Sale of Note. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investor at the Closing, the Note for an aggregate purchase price of Four Hundred Thousand ($400,000.00) Dollars (the "Purchase Price").

                  1.2      Closing.
                           -------

                           (a)      The purchase and sale of the Note (the
"Closing") shall take place at the offices of Sloan Securities Corp., 444 Madison Avenue, 23rd Floor, New York, New York 10022 at 10:00 a.m. (or remotely via the exchange of documents and signatures), on April 22, 2005, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing.

                           (b)      At the Closing, the Company shall deliver to
the Investor, the Note, against payment of the Purchase Price by wire transfer to the Company.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit B (the "Schedule of Exceptions") or as disclosed in any current SEC filings, the following:

                  2.1 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other entity. The Company is not a party to any joint venture, partnership, or similar arrangement.

                  2.2 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power

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

and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as hereafter defined) on the Company's business or properties.

                  2.3 Capitalization and Voting Rights. The number of authorized, issued and outstanding capital stock of the Company is set forth in Exhibit B. Except as disclosed in Exhibit B, no securities of the Company are entitled to preemptive or similar rights, nor is any holder of securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents (defined hereinafter). Except as disclosed in Exhibit B, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, except as a result of the purchase and sale of the Securities, or rights or obligations convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the Note, the Registration Rights Agreement and the Security Agreement (as herein defined) (collectively, the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), and delivery of the Note being sold hereunder and the Common Stock issuable upon conversion of the Note (collectively, the "Securities"), has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

                  2.5 Valid Issuance of Note and Common Stock. The Note being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms hereof for the consideration provided for herein, will be duly and validly issued, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Note has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Note, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of the Note hereunder.

                  2.6 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal,

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state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) if determined by Company counsel, a proper Form D in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and applicable Blue Sky filings and (ii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material adverse effect on the business, prospects, operations, affairs, financial condition, assets or properties of the Company taken as a whole ("Material Adverse Effect").

                  2.7 Litigation. Except as set forth of Exhibit B, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in a Material Adverse Effect or in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.

                  2.8 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or, to its knowledge, of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

                  2.9 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Materially Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                                       4
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                  2.10     Compliance with Laws. The conduct of business by the
Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally. The Company has not received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a materially adverse effect on either the Company's business or operations, and the Company knows of no facts or set of circumstances which would give rise to such a notice.

                  2.11 Disclosure. This Agreement, the other Transaction Documents and any other statements or certificates made or delivered in connection herewith or therewith, when taken together with the Disclosure Materials (as defined below), do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  2.12 SEC Reports; Financial Statements. Except as set forth in the Schedule of Exceptions, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedule of Exceptions to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Additionally, since the adoption of the Sarbanes-Oxley Act of 2002 (the "New Act"), the Company has complied in all material respects with the laws, rules and regulation under the New Act.

                                       5
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         3.       Representations and Warranties of the Investor. The Investor
hereby represents and warrants that:

                  3.1 Authorization. The Transaction Documents constitute valid and legally binding obligations of the Investor enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  3.2 Purchase Entirely for Own Account. The Note to be purchased by the Investor and the Common Stock issuable upon conversion of the Note (collectively, the "Securities") will be acquired for investment for the Investor's own account and not with a view to the resale or distribution of any part thereof. The Investor represents that it has full power and authority to enter into this Agreement.

                  3.3 Disclosure of Information. The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Note. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

                  3.4 Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

                  3.5 Restricted Securities. Investor understands that the Note (and the shares of Common Stock, or if applicable Preferred Stock, issuable upon conversion of the Note) that it is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.6 Legends. It is understood that the certificate evidencing the Note (and the Common Stock issuable upon conversion of the Note) may bear one or all of the following legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF

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                  IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER
                  THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

                     3.7 Hedging Transactions. The Investor's trading activities with respect to the Company's Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Company's Common Stock is listed or traded. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company, and the Investor agrees that without the prior written consent of the Company, prior to the earlier of the (i) maturity date of the Note or (ii) date the Note is converted into equity securities or (iii) date the shares issuable upon conversion of the Note are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock. Nothing in this Agreement or otherwise shall limit or prohibit the Investor from selling any Common Stock after it has submitted a conversion notice to the Company.

         4. Conditions of the Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 Compliance Certificate. The President of the Company shall deliver to the Investor, at the Closing, a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and counsel to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

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                  4.5      Assistant Secretary's Certificate. The Company shall
have delivered to the Investor a certificate executed by the Assistant Secretary of the Company dated as of the Closing certifying the following matters: (a) the resolutions adopted by the Company's Board of Directors relating to the transactions contemplated by this Agreement; and (b) the Certificate of Incorporation and Bylaws of the Company.

                  4.6 Delivery of Note. The Company shall have delivered the Note to the Investor, as specified in Section 1.

                  4.7 Ancillary Agreements. The Company and the Investor shall have entered into a registration rights agreement dated of even date herewith, a form of which is attached hereto as Exhibit C (the "Registration Rights Agreement") and a security agreement dated of even date herewith, a form of which is attached hereto as Exhibit D (the "Security Agreement").

                  4.8 Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company substantially in the form attached hereto as Exhibit E.

                  4.9 Conversion of Accrued Salary, Notes and Preferred Stock. The Company shall have delivered to the Investor agreements in form and substance reasonably acceptable to the Investor providing for:

                           (a)      the conversion of all accrued but unpaid
salary of David Sackler (approximately $711,700 as of the date hereof) into shares of the Company's Common Stock or options to purchase shares of common stock at the prevailing price of the common stock at the time of an Acquisition Transaction (as hereinafter defined) but in no event less than $0.10 per share;

                           (b)      the conversion of all principal and interest
under those promissory notes held by Harry Sackler (approximately $271,884 as of the date hereof) and Jack Harrington (approximately $139,000) into shares of the Company's Common Stock at the prevailing price of the common stock at the time of an Acquisition Transaction but in no event less than $0.10 per share; and

                           (c)      the conversion of all issued and outstanding
shares of preferred stock held by CES Consulting Corp. into an aggregate of 2,002,230 shares of the Company's Common Stock on or before the Closing.

                           (d)      For the purpose of this Section 4.9,
"Acquisition Transaction" shall mean: (i) any merger, share exchange, consolidation, reorganization or other business combination pursuant to which the businesses of Target is combined with that of the Company; (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of Target by way of negotiated purchase or otherwise; or (iii) the acquisition, directly or indirectly, by Target of all or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise. The term Acquisition Transaction shall include any reverse merger transaction the Company undertakes.

                                       8
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                  4.10     Insider Lock-Up Agreements. The Company shall have
delivered to the Investor agreements in form and substance reasonably acceptable to the Investor providing for the lock-up of the shares held by David Sackler, Harry Sackler and Jack Harrington and their respective affiliates.

                  4.11 Other Payments. Concurrent with the Closing, the Company shall pay the Sloan Compensation and Yorkville Fee (as such terms are defined in Section 7.7 hereto) and the Legal Expense Obligation (as defined in
Section 7.8 hereto).

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement is subject to the fulfillment on or before any Closing of each of the following conditions by the Investor:

                  5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

                  5.2 Payment of Purchase Price. The Investor shall have delivered the Purchase Price specified in Section 1.2.

                  5.3 Ancillary Agreements. The Company and the Investor(s) shall have entered into the Registration Rights Agreement and the Security Agreement.

         6. Indemnification. The Company agrees to indemnify and hold harmless Investor and any of Investor's general partners, employees, officers, directors, members, agents and other representatives (collectively, the "Indemnitees"), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of any actions or omissions by the Company that result in any such investigations, proceedings, claims or actions, to which the Indemnitees may become subject, whether under the act or any rules or regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rules or regulations promulgated thereunder, or any state law or regulation, or common law, arising out of, related to or in any way attributable to the Indemnitee's investment in the Company, including, but not limited to, investigations, proceedings, claims or actions and any expenses, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any breach of any representation, warranty, agreement, obligation or covenant of the Company contained herein. The Company also agrees to reimburse the Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred.

         7.       Miscellaneous.
                  -------------

                  7.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement. The Investor is entitled to rely, and the parties hereby acknowledge that the Investor has so relied, upon the truth, accuracy and completeness of

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

each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investor. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investor contained herein, irrespective of any independent investigation made by the Company.

                  7.2 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Investors shall be permitted to assign its rights under this Agreement and the Ancillary Agreements to any affiliate of such Investor.

                  7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

                  7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

                  7.7 Finder's Fee, Etc. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with this transaction; provided, however, that the Company is obligated to pay (i) a cash fee equal to 10% of the principal amount of Note issued hereby to Sloan Securities Corp. ("Sloan Compensation") pursuant to that certain investment banking agreement dated February 17, 2005 and (ii) an advisory fee equal to 10% of the principal amount of Note issued hereby to Yorkville Asset Management, LLC ("Yorkville Fee").

                  7.8 Transaction Expenses; Enforcement of Transaction Documents. The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that if the Closing is effected, the Company shall promptly make payment to (i) a law firm designated by Sloan Securities Corp., for up to $12,500, of legal fees and expenses and
(ii) a law firm designated by the Investor, for up to $5,000, of legal fees and expenses (collectively, "Legal Expense Obligation"). If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                     Balance of page intentional left blank

                             Signature Page follows

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          CONTINENTAL BEVERAGE & NUTRITION, INC.



                                          By: /s/ DAVID SACKLER
                                              ----------------------------------
                                              David Sackler, CEO & President


                                          INVESTOR

                                          CORNELL CAPITAL PARTNERS, L.P.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Address:


                                              Facsimile Number

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS


Section 2.3  - Capitalization and Voting Rights

The following represents the capitalization of the Company as of the date hereof, on a fully diluted basis.

Currently Issued and Outstanding shares of Common Stock            20,702,193
                                                                   ----------

Convertible Securities:

Harry Sackler     (preferred stock conversion)                      2,002,230

Harry Sackler     (note conversion)                                 2,718,840

Jack Harrington   (note conversion)                                 1,395,000

David Sackler     (salary conversion)                               7,117,000

Sloan Stock Loan Conversion                                        40,000,000
                                                                   ----------

Total Convertible Securities                                       57,233,070

Total Fully Diluted Shares of Common Stock                         73,935,263

Section 2.7  Litigation.


             COBN Schedule of Judgments/Liens and current Litigation
             -------------------------------------------------------
                             (status in parenthesis)


o Federal Tax Lien in the amount of $16,943.23 filed in Nassau County, NY (in negotiations)

o State Tax Lien in the amount of $2,597.46 filed in Nassau County, NY (in negotiations)

o Judgment in favor of Lawrence Dobroff, CPA, in the amount of $12,043.80 filed in Nassau County, NY (settled in principal- $5,500.00)

o Judgment in favor of Charles Hendricks, Inc, d/b/a Starkey & Hendricks, in the amount of $4,545.56 filed in Nassau County, NY (in negotiations)

o Judgment in favor of Michael Drive Partners, LLC, in the amount of $28,505.68 filed in Nassau County, NY (settled - $10,000.00)

o Judgment in favor of the Counties of Warren and Washington, NY, in the amount of $4,256.32 filed in Warren County, NY. (in negotiations)

o Litigation w/Zuckerman Honickman for $24,000.00 (settled in principal at $13,500.00)

o     Litigation w/Granite Springs for $15,00.00 (settled for $3,500.00)

o Litigation w/Adirondack Beverages for $45,000 (settled for $10,000.00, negotiated to $9,000.00 - paid in full)

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT E

                                 FORM OF OPINION

      (i) The Company has been duly organized as a corporation and is validly existing in good standing under the laws of the jurisdiction of its incorporation.

      (ii) The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

      (iii) To the knowledge of counsel, none of the execution and delivery of, or performance by the Company under, any of the Transaction Documents or the consummation of the transactions therein contemplated, will conflict with, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company pursuant to, the terms of any indenture, mortgage, deed of trust, note agreement or other instrument pursuant to which the Company is a party or by which the Company may be bound or to which any of its assets, properties or business is or may be subject, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. None of the execution and delivery of, or performance by the Company under, any of the Transaction Documents or the consummation of the transactions therein contemplated, will conflict with any term of the Certificate of Incorporation or By-Laws of the Company, or any statute, rule, regulation or ordinance, or any material license, permit, judgment, decree or order, which, expressly by its terms is known by us to be applicable to the Company or any of its assets, properties or businesses, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

      (iv) Other than as described in the SEC Reports, we are not aware of any legal or regulatory, administrative or governmental charges, actions, proceedings, claims, hearings, investigations before or by any court, governmental authority, or instrumentality pending or threatened against the Company, or involving its assets or properties which, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect on the Company or could be expected to adversely affect any of the transactions contemplated by the Transaction Documents or the validity or enforceability thereof.

      (v) The Security Agreement creates in favor of the Holder (as defined in the Security Agreement) an enforceable security interest in the Collateral (as defined in the Security Agreement). The Financing Statement is in proper form so as to comply with the filing requirements of the Uniform Commercial Code as in effect of the State of Delaware (the "Delaware UCC"). Subject to the operation and effect of the Delaware UCC, the Holders will have a perfected interest in the Company's right, title and interest in the
            Collateral: (a) when the Financing Statement properly describing the Collateral, authenticated by the Company, as debtor, as required, and showing the Holders as secured party, has been duly accepted and filed in the filing office of the Secretary of State of the State of Delaware, and when value has been given by the Holders to the Company; and (b) to the extent that perfection of a security interest in the Collateral may be accomplished by filing the Financing Statement pursuant to the Delaware UCC and the Uniform Commercial Code in effect in the State of New York.

      (vi) Based in part upon the representations made by the Investors in the Securities Purchase Agreement, the offer, sale and issuance of the Notes and Warrants to be issued in conformity with the terms of the Securities Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.